                             SECURITIES AND EXCHANGE COMMISSION

                                   Washington, D.C. 20549

      --------------------------------------------------------------------------------

                                          FORM 8-K

                                       CURRENT REPORT

                           Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934, as amended

                      Date of Earliest Event Reported: August 10, 2004
                             (date of earliest event reported)

                    CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                     (Exact name of Registrant as Specified in Charter)

         Delaware                   333-111435                13-3460894
      (State or Other              (Commission             (I.R.S. Employer
      Jurisdiction of              File Number)         Identification Number)
      Incorporation)

                                   Eleven Madison Avenue
                                  New York, New York 10010
                          (Address of Principal Executive Offices)
                                         (Zip Code)

             Registrant's telephone number, including area code: (212) 325-2000

                                       Not Applicable
               (Former Name or Former Address, if Changed Since Last Report)

Items 1  through  4,  Item  6,  Item 8 and  Item 9 are not  included  because  they  are not applicable.

Item 5.     Other Events

Filing of Computational Materials

In  connection  with the  proposed  offering of the Home Equity  Pass-Through  Certificates,
Series 2004-FRE1 (the  "Certificates"),  Credit Suisse First Boston LLC, as underwriter (the
"Underwriter"),  has prepared the  Computational  Materials  for  distribution  to potential investors.  Although  Credit Suisse First Boston Mortgage  Securities  Corp. (the "Company")
provided the  Underwriter  with certain  information  regarding the  characteristics  of the mortgage loans (the "Loans") in the related  portfolio,  the Company did not  participate in the preparation of the Computational Materials.

For purposes of this Form 8-K  "Computational  Materials" shall mean the materials  attached hereto and filed herewith as Exhibit 99.1,  which include  computer  generated tables and/or charts  displaying,  with respect to the Notes, any of the following:  yield;  average life;
duration,  expected  maturity;  interest  rate  sensitivity;  loss  sensitivity;  cash  flow characteristics;  background  information  regarding  the  Loans;  the  proposed  structure;
decrement  tables;  or  similar  information   (tabular  or  otherwise)  of  a  statistical,
mathematical, tabular or computational nature.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)   Not applicable.

(b)   Not applicable.

(c)   Exhibits:

      99.1  Computational Materials

                                         SIGNATURES

      Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant has duly  caused  this report to be signed on its behalf by the  undersigned  hereunto  duly authorized.

                                    CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

                                    By:    /s/ John P. Graham
                                    Name:  John P. Graham
                                    Title: Vice President

Dated:      August 10, 2004

EXHIBIT INDEX

Exhibit No. Description of Exhibit

   99.1     Computational Materials